Exhibit 10.11

February 23, 2017

Viviane Lemire

Director, Consumer Healthcare

Paladin Labs Inc.

100 Boulevard Alexis Nihon, Bureau 600

Montréal, QC H4M2P2

Re:	Termination of Distribution Agreement (page 1)

Dear Viviane:

I am writing to you on behalf of Immuron Limited (“Immuron”) to notify you of Immuron’s decision, effective as of the date of this letter, to terminate the Distribution and License Agreement (Effective Date 28 November, 2011), between Immuron Limited and Paladin Labs Inc (“Agreement”). Immuron is terminating the Agreement on the basis of Paladin’s failure to purchase the minimum quantities of Product set forth in Section 7.3(a) of the Agreement.

Termination of the Agreement terminates Paladin’s rights to the entire Territory, as that term is defined in the Agreement. Pursuant to Section 13.4 of the Agreement, Paladin shall be entitled to continue to sell existing inventory of the Immuron Product in the Territory for a further period of six (6) months from the date of this letter (the “Sell-Off Period”). Under Section 13.5 of the Agreement, Immuron may, but is not required to, repurchase this inventory from Paladin. Please also bear in mind that, under Section 13.6 various obligations shall survive termination of the Agreement.

As required under Section 13.3(b) of the Agreement, we ask that Paladin take all necessary steps during the Sell-Off Period to transfer to Immuron the Natural Health Product Number (“NPN”) in Canada and to arrange transfer of any other equivalent registrations in other countries in the Territory. We understand this will include sending Immuron the required authorization letter from the Canadian authorities. We request that all transfers be completed and effective as of the end of the Sell-Off Period.

Yours faithfully,

Thomas Liquard

CEO

Immuron Limited

(Signature on page 2)

re: Re: Termination of Distribution Agreement (page 2)

SIGNED for and on behalf of:	)
IMMURON LIMITED	)
(ABN: 80 063 114 045))
by authority of its directors in accordance	)
with section 127(1) of the Corporations Act	)

SIGNED by EXECUTIVE:

THOMAS HENRI ANDRE LIQUARD

Signature of Executive	Print Name of Executive

Date: February 23, 2017